Exhibit 10.12
LSA

                      SPONSORED LABORATORY STUDY AGREENIENT

         THIS Agreement is made this __________ day of __________ , 1999, between The University of Texas M.D. Anderson Cancer Center, 1515 Holcombe Boulevard, Houston, Texas 77030 ("Institution"), a component of The University of Texas System ("System"), and B Twelve, Inc., 3303-130 Adelaide Street, Toronto, Canada M5H 3P5 ("Sponsor"), to conduct a laboratory study and evaluation ("Study"). Institution and Sponsor agree as follows:

                                   1. PROTOCOL

1.1 Institution agrees to use its best efforts to conduct the Study, as an independent contractor, in accordance with Institutional policy, applicable laws and regulations and the Project, "Pharmacology of Vitamin B 12 Analogs and Antibodies Developed Against Transcobalamin and its Cell Receptor" as described in Exhibit A attached hereto and incorporated herein. The Study will be supervised by Robert A. Newman, Ph.D., (Principal Investigator"), at Institution,- with assistance from associates and colleagues as required.

1.2 Sponsor agrees to engage the services of Institution to conduct the Study and further agrees to provide at no cost to Institution the (samples, drugs, materials) for the conduct of the Study.

                                    2. AWARD

2.1 In consideration for performance of the Study by Institution, Sponsor shall pay Institution Eighty- four Thousand and No/100 Dollars ($84,000.00) for Study expenses and other related costs. This amount, shown by approximate category of expense in Exhibit B attached hereto for information only, is payable in four (4) quarterly installments in the amount of Twenty-one Thousand and NO/100 Dollars (S21,000.00) each. The first payment is payable within thirty (30) days of the date herein above.

                                     3. TERM

3.1 This Agreement shall continue in force until the earlier of completion of the Study as mutually agreed upon by the parties or twelve (12) months from the date set forth above; provided, however, that either party may terminate the Agreement by giving thirty (30) days advance notice to the other.

3.2 Upon early termination of this Agreement, Sponsor shall be liable for all reasonable costs incurred or obligated by Institution at the time of such termination, subject to the maximum amount specified in Article
         2. Sponsor shall pay Institution for such costs within thirty (30) days of receipt of an invoice for same.

3.3 Upon termination of this Agreement, Institution shall return Sponsor's materials and equipment to Sponsor.


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                               4. INDENIYIFICATION

4.1 Institution shall, to the extent authorized under the Constitution and laws of the State of Texas, indemnify and hold Sponsor harmless from liability resulting from the negligent acts or omissions of Institution, its agents or employees pertaining to the activities to be carried out pursuant to the obligations of this Agreement; provided, however, that Institution shall not hold Sponsor harmless from claims arising out of the negligence or willful malfeasance of Sponsor, its officers, agents, or employees, or any person or entity not subject to Institution's supervision or control. 4.2 Sponsor shall indemnify and hold harmless System, Institution, their Regents, officers, agents and employees from any liability or loss resulting from judgments or claims against them arising out of the activities to be carried out pursuant to the obligation of this Agreement, including but not limited to the use by Sponsor of the results of the Study; provided, however, that the following is excluded from Sponsor's obligation to indemnify and hold harmless:

         a. the negligent * failure of Institution to comply with any applicable governmental requirements or to adhere to the terms of the Protocol; or

         b. the negligence or willful malfeasance by a Regent, officer, agent, or employee of Institution or System.


                       5. PUBLICATION AND CONFIDENTIALITY

5.1 The parties reserve the right to publish or otherwise make public the data resulting from the Study. The party so wishing to publish or make public shall submit any such manuscript or release to the other party for comment thirty (30) days prior to publication or release.

5.2 Except as otherwise required by law or regulation, neither party shall release or distribute any materials or information containing the name of the other party or any of its employees without prior written approval by an authorized representative of the non-releasing party, but such approval shall not be unreasonably withheld.

5.3 Each party shall hold in confidence for three (3) years after the termination of this Agreement any confidential information identified as confidential and obtained from the other party during the course of this Study. Nothing herein, however, shall prevent Institution or any other component of System from using any information generated hereunder for ordinary research and educational purposes of a university.


                            6. LNTELLECTUAL PROPERTY

6.1 Title to all inventions and discoveries made by Institution resulting from the research performed hereunder shall reside in Institution; title to all inventions and discoveries made by Sponsor resulting from the research performed hereunder shall reside in Sponsor; title to all inventions and discoveries made jointly by Institution and Sponsor resulting from the research performed hereunder shall reside jointly in Institution and Sponsor. Inventorship shall be determined in accordance with U.S. Patent law.


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6.2      After consultation with Sponsor regarding the advisability of filing patent applications, Institution shall file appropriate United States and foreign patent applications for wholly or jointly owned Institution inventions. Institution will provide Sponsor, on a confidential basis, a copy of any such application filed and any documents received or filed during prosecution thereof and will provide Sponsor the opportunity to comment thereon. On any application on which an employee of Sponsor is named as a co-inventor, Sponsor will cooperate in obtaining execution of any necessary documents by its employees.

6.3 Institution agrees to grant to Sponsor an option to negotiate an exclusive, worldwide, royalty bearing license to make, use or sell under any invention or discovery owned wholly or partly by Institution and made or conceived and reduced to practice during the term of this Agreement or within six (6) months thereafter and directly resulting from the performance of the research hereunder, with right to sublicense with accounting to University. Sponsor shall have three (3) months from disclosure of any invention or discovery to notify Institution of its desire to enter into such a license agreement, and a license agreement shall be negotiated in good faith within a period not to exceed siX (6) months from Sponsor's notification to Institution of its desire to enter into a license agreement, or such period of time as to which the parties shall mutually agree.

6.4 If Sponsor and Institution fail to enter into an agreement during that period of time, Sponsor shall have a right of first refusal with respect to any terms generally more favorable offered by Institution to a third patty for a period of one (1) year thereafter.

6.5 In the event Sponsor elects to exercise its option to negotiate a license in accordance with the procedures detailed above, it shall be obligated to pay all expenses, including attorney's fees, incurred in searching prior art, obtaining search opinions, preparing applications, filing, prosecuting, enforcing or maintaining a patent or patent application with respect to the licensed invention in any country in which the patent or application is filed.

                                   7. GENERAL

7.1 This Agreement, including the attached Exhibit A and B, constitutes the entire and only Agreement between the parties relating to the Study, and all prior negotiations, representations, agreements, and understandings are superseded hereby. No agreements altering or supplementing the terms hereof, including the exhibits attached hereto, may be made except by a written document signed by the duly authorized representatives of the parties.

7.2 Any conflicts between the Protocol and this Agreement are controlled by this Agreement.

7.3 This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

7.4 This Agreement anticipates educational training and may involve health science postgraduates and other students of the Institution.

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         IN WITNESS WHEREOF, Institution and Sponsor hereby enter into this
Agreement, effective as of the date first set forth above, and execute two (2) original counterparts.

Sponsor                                 The University of Texas
                                        M.D. Anderson Cancer Center

By: /s/ Uri Sagman                      By: /s/ Carleen Brunelli
    -------------------------               ------------------------------------
        Uri Sagman                              Carleen Brunelli, Ph.D., M.B.A.
Title: President                                Executive Director,
Date: Aug. 31, 1999                             Research Administration
                                        Date: 8-25-99

                                              I have read this agreement and
                                              understand my obligations
                                              hereunder:

                                        By: /s/ Robert A. Newman
                                            ------------------------------------
                                                Robert A. Newman, Ph.D.
                                                Principal Investigator

                                        By: /s/ Robert C. Bast
                                            ------------------------------------
                                                Robert C. Bast, Jr., M.D.
                                                Head, Division of Medicine



Make Payment to:
The University of Texas
M.D. Anderson Cancer Center
Attn: Manager, Grants and Contracts Accounting
P.O. Box 297402
Houston, TX 77297
Tax I.D. 74 6001118 A1

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